Exhibit 10.39

QCR  HOLDINGS, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

(EFFECTIVE OCTOBER 23, 2008)

PARTICIPATION AGREEMENT

THIS PARTICIPATION AGREEMENT (the "Participation Agreement") is entered into as of this 24th day of November, 2014 by and between QCR Holdings, Inc. (the "Employer") and Dana L. Nichols, an executive of the Employer (the "Participant").

RECITALS:

WHE REAS, QCR Holdings, Inc. ("QCR") has adopted the QCR Holdings Executive Deferred Compensation Plan (Effective October 23, 2008) (the "Plan"), the Employer provides for participation in such Plan and the Administrator has determined that the Participant is eligible to participate in the Plan on the terms and conditions set forth in this Participation Agreement and the Plan.

NOW, THEREFORE, in consideration of the foregoing and the agreements and covenants set forth here i n, the parties agree as follows:

1.         Definitions. Except as otherwise specifically provided herein, or unless the context otherwise requires, the terms used in this Participation Agreement shall have the same meanings as set forth in the Plan.

2.        Incorporation of Plan. The Plan, a copy of which is attached hereto as Exhibit A, is hereby incorporated into this Participation Agreement as if fully set forth herein, and the parties hereby agree to be bound by all of the terms and provisions contained in the Plan. The Participant hereby acknowledges receipt of a copy of the Plan and, subject to the foregoing, confirms the Patticipant's understanding and acceptance of all of the terms and conditions contained therein. The Plan and this Participation Agreement supersede and replace in their entirety any prior agreements relating to such benefits.

3.         Effective Date of Partici ation. The effective date of the Participant's participation in the Plan shall be May 6,  2004 (the "Participation Date"), which includes any period Participant participated under an individual deferred compensation agreement between the Participant and the Employer which was amended and restated as the Plan.

4.        Maximum Deferral Percentage. For purposes of Section 3.1.2 of the Plan, the Participant is permitted to elect to defer up to twenty percent (20%) of the Participant's Compensation on an annual basis to the Participant's Deferral Account.

5.         Matching Contribution. For purposes of Section 4.1.2 of the Plan, the Employer will credit the Participant's Deferral Account with a Matching Contribution equal to one hundred percent (100%) of the first five percent (5%) of Participant'  s Deferrals, and a Matching Contribution equal to fifty percent (50%) of the next ten percent (10%) of Partic ipant'  s Deferrals, but not to exceed a total often percent (10%) of Patticipant's Compensation.

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6.         Interest. For purposes of Section 4.1.4 of the Plan, interest is to be accrued on the account balances and compounded at an annual rate equal to Prime Rate plus one percentage point  as established on the first business day of the Plan Year. This interest rate shall have a minimum or floor of four percent (4%) and shall not exceed eight percent (8%).

7.        Change of Control Benefit - Form of Payment and Payment Date. For purp ses of Section 5.3.2 of the Plan, the Participant's benefit due to a Change of Control shall be paid in a single lump sum within 60 days following the Separation from Service on or after a Change of Control, subject to Section 5.6 of the Plan.

8.          Successors. This Participation Agreement shall be binding upon each of the parties and shall also be binding upon their respective successors and the Employer's assigns.

9.          Amendments. This Participant Agreement may not be modified or amended except by a duly executed instrument in writing signed by the Employer and the  Participant consistent with the provisions of Code Section 409A.

[signature page.follows]

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IN WITNESS WHERE OF, each of the parties has caused this Participation Agreement to be executed as of the day first above written.

PARTICIPANT:	QCR HOLDINGS, INC.

Dana L. Nichols	By:	/s/ Shellee Showalter

/s/ Dana L Nichols	Title:	SVP
Signature of Participant

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